Exhibit 10.2

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (SINGLE TENANT – NNN) (this "First Amendment") is made and entered into this 11th day of March, 2022 (the "First Amendment Date"), by and between Centennial Valley Properties I, LLC, a Colorado limited liability company ("Landlord"), and Biodesix, Inc., a Delaware corporation ("Tenant").

RECITALS

A.
Landlord and Tenant entered into that certain Lease Agreement (Single Tenant – NNN) dated March 11, 2022 (the "Lease"), relating to the leasing of certain land and improvements located in Boulder County, Colorado as more specifically described in the Lease.

B.
The Lease established April 1, 2022 as the Landlord Financing Deadline.

C.
The Work Letter provides Tenant the option to increase the Tenant Improvements Allowance by the Extra Allowance Amount.

D.
Landlord and Tenant desire extend the Landlord Financing Deadline and Tenant desires to exercise its right to the Extra Allowance Amount subject and pursuant to the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT

1.
Landlord Financing Deadline. The Lease is hereby amended in all respects necessary to extend the Landlord Financing Deadline to May 10, 2022.

2.
Extra Allowance Amount. Tenant has elected to exercise its right to the entire Extra Allowance Amount of $25.00 per square foot of the Rentable Area of the Premises pursuant to Section 2.1(b) of the Work Letter and the Lease is hereby amended in all respects necessary to effectuate Tenant’s election. Without limiting the foregoing, the Lease is hereby amended as follows:

2.1
Tenant Improvement Allowance. The Tenant Improvement Allowance is hereby increased from $185.00 per square foot of the Rentable Area of the Premises to $210.00 per square foot of the Rentable Area of the Premises.

2.2
Base Rent. The Base Rent payable over the initial Lease Term is increased to include the Extra Allowance Amount reflected on the chart below and the Base Rent chart in clause (m) of Article I of the Lease is hereby deleted in its entirety and replaced with the following chart:

Period	Annualized Base Rent Rate per square foot of Building	Base Rent/Year	Base Rent/Month
1-12	*$34.00	$2,719,320.00	$226,610.00
13-24	⸶$36.33	$2,905,926.62	$242,160.55
25-36	$38.19	$3,054,051.91	$254,504.33
37-48	$39.24	$3,138,030.91	$261,502.58
49-60	$40.32	$3,224,409.31	$268,700.78
61-72	$41.44	$3,313,986.91	$276,165.58
73-84	$42.59	$3,405,963.91	$283,830.33
25-96	$43.77	$3,500,340.31	$291,695.03
97-108	$44.99	$3,597,915.91	$299,826.33
109-120	$46.24	$3,697,890.91	$308,157.58
121-132	$47.53	$3,801,065.11	$316,755.43
133-144	$48.86	$3,907,438.51	$325,619.88

* Subject to Abated Rent pursuant to Section 8.7(a).

□ Subject to Partial Abated Rent pursuant to Section 8.7(b).

2.3
Partial Abated Rent. Notwithstanding the revised Base Rent set forth above the annualized per square foot Base Rent rate for the Partial Abated Rent Period shall be $34.00.

3.
General Provisions.

3.1
Full force and effect. Except as amended by this First Amendment, the Lease as modified herein remains in full force and effect and is hereby ratified by Landlord and Tenant. In the event of any conflict between the Lease and this First Amendment, the terms and conditions of this First Amendment shall control.
3.2
Capitalized terms. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.
3.3
Successors and assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.
3.4
Entire agreement. The Lease, as amended by this First Amendment, contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof, and may not be amended or modified except by an instrument executed in writing by Landlord and Tenant.
3.5
Power and authority. Except as provided herein, Tenant has not assigned or transferred any interest in the Lease and has full power and authority to execute this First Amendment.
3.6
Counterpart; Signatures. This First Amendment may be executed in two (2) or more duplicate originals. Each duplicate original shall be deemed to be an original hereof. Landlord and Tenant consent and agree that this First Amendment may be signed and/or transmitted by e-mail of a .pdf document and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
3.7
Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed as of the First Amendment Date.

LANDLORD:

Centennial Valley Properties I, LLC, a Colorado limited liability company

By: Koelbel and Company,

a Colorado corporation, its manager

By:	/s/ WALTER A. KOELBEL, JR.
Name printed:	Walter A. Koelbel, Jr.
Title:	Koelbel and Company
Date of Signature:	3/11/2022

TENANT:

Biodesix, Inc., a Delaware corporation

By:	/s/ ROBIN HARPER COWIE
Name printed:	Robin Harper Cowie
Title:	CFO
Date of Signature:	3/11/2022

SIGNATURE PAGE

FIRST AMENDMENT TO LEASE AGREEMENT (SINGLE TENANT – NNN)